UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2024

BUILDERS FIRSTSOURCE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40620	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6031 Connection Drive Suite 400
Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 880-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2024, Builders FirstSource, Inc. (the “Company”) announced as part of its planned succession that its Board of Directors appointed Peter Jackson, Executive Vice President and Chief Financial Officer, as the Company’s next President & Chief Executive Officer and member of its Board of Directors, effective November 6, 2024. Mr. Jackson will succeed Dave Rush, who has served as President & Chief Executive Officer since November 2022 and is retiring after 25 years of dedicated service to the Company, effective November 6, 2024. Mr. Rush will remain on the Builders FirstSource Board of Directors and continue as a special advisor to the Company to ensure a smooth transition.

Additionally, the Company’s Board of Directors appointed Pete Beckmann, Senior Vice President, Financial Planning &Analysis of the Company, to succeed Mr. Jackson as Chief Financial Officer, effective November 6, 2024.

Mr. Jackson was appointed as Executive Vice President and Chief Financial Officer of the Company in January 2021. He had been Senior Vice President and Chief Financial Officer of the Company since November 2016. Prior to joining the Company, Mr. Jackson was employed by Lennox International, Inc. in various roles, including most recently as Vice President and CFO of Lennox’s Refrigeration Segment. Before joining Lennox, Mr. Jackson served in multiple financial leadership positions at SPX Corporation, General Electric, and Gerber Scientific. He is a certified public accountant and a graduate of General Electric’s Experienced Financial Leadership program. He holds an M.B.A. degree from Rensselaer Polytechnic Institute and a B.S. from Bryant University.

Mr. Beckmann was appointed as Senior Vice President, Financial Planning &Analysis of the Company in January 2021. Mr. Beckmann has been with the Company and legacy companies since 1999, serving in finance roles of increasing responsibility. He earned his bachelor’s degree in finance and marketing from Colorado State University.

The information required by Item 5.02(c)(3) of Form 8-K for Messrs. Jackson and Beckmann has not been determined as of the date hereof. The Company will provide such information, if applicable, in an amendment to this Form 8-K within four (4) business days after the information is determined or becomes available.

Item 7.01 Regulation FD Disclosure.

On September 19, 2024, the Company issued a news release announcing the leadership transition noted above. A copy of the news release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News release issued by Builders FirstSource, Inc. on September 19, 2024.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

All of the information included in Items 7.01 and 9.01 of this report and Exhibit 99.1 hereto is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

Date:	September 19, 2024	By:	/s/ Timothy D. Johnson
Timothy D. Johnson, Executive Vice President, General Counsel and Corporate Secretary